UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

Planet Polymer Technologies, Inc.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

6835 Flanders Drive, Suite 100
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (619) 291-5694

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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
ITEM 9.01. EXHIBITS
SIGNATURE
EXHIBIT 99.4

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On August 16, 2004, Planet Polymer Technologies, Inc. (OTC BB: POLY.OB) a San Diego advanced materials company (“Planet”) reported a loss for the six months ending June 30, 2004 of $244,591 and a loss from operations of $255,306 compared to net income of $181,202 and a loss from operations of $106,286 for the same period in 2003. Planet incurred increased accounting and legal expenses due to the proposed transaction between Planet and Allergy Free, LLC. For the six months ended June 30, 2004 loss per share was $0.04, compared to net income of $0.03 per share for the same period in 2003.

LIMITATION ON INCORPORATION BY REFERENCE.

     In accordance with general instruction B.6 of Form 8-K, the information in this report and the attached exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01. EXHIBITS

99.4	Press Release dated August 24, 2004

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that such statements shall be protected by the safe harbors provided for in such sections. Such statements are subject to risks and uncertainties that could cause the Company’s actual results to vary materially from those projected in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section entitled “Risk Factors,” and in “Item 6 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest Form 10-KSB filed with the S.E.C.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET POLYMER TECHNOLOGIES, INC.
Dated: August 24, 2004	By:	/s/ H.M. Busby
H.M. Busby
Chief Executive Officer and President

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